Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-186135, No. 333-183467, No. 333-178770, No. 333-173543, No. 333-167790, No. 333-152180, No. 333-150030, No. 333-147826, No. 333-144673, No. 333-137010, No. 333-134428, No. 333-116959, No. 333-105553, No. 333-97369, No. 333-63070, No. 333-42656, No. 333-04186, and No. 333-30111) of Conceptus, Inc. of our report dated March 8, 2013 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 8, 2013